EXHIBIT 23










                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30473) pertaining to the Employee Stock Purchase Plan of Dixie Yarns, Inc., the Registration Statement (Form S-8 No. 33-59564) pertaining to options to acquire Common Stock of Dixie Yarns, Inc. issued in connection with the acquisition of Carriage Industries, Inc., the Registration Statement (Form S-8 No. 33-42615) pertaining to the Incentive Stock Option Plan of Dixie Yarns, Inc., and Post-Effective Amendment Number 2 to the Registration Statements (Form S-8 No. 2-20604 and No. 2-56744) pertaining to the Employee Stock Purchase Plan and Employee Stock Option Plan of Dixie Yarns, Inc. of our report dated February 20, 1997, with respect to the consolidated financial statements and schedule of Dixie Yarns, Inc. included in the Annual Report (Form 10-K) for the year ended December 28, 1996.






                                            ERNST & YOUNG LLP




Chattanooga, Tennessee
March 26, 1997